UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

MOUNT KNOWLEDGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52664	Not Applicable
(State or other jurisdiction of incorporation or	(Commission File Number)	IRS Employer Identification No.)
organization)

39555 Orchard Hill Place, Suite 600
PMB 6096, Novi, Michigan, 48375
(Address of principal executive offices)

888-682-3038
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

On January 7, 2011, Mount Knowledge Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) with the Securities and Exchange Commission (the “SEC”) to report that the Company entered into a Definitive Agreement with Mount Knowledge USA, Inc. (“MTK USA”) and Birch First Advisors, LLC (“Birch First”) pursuant to which the Company acquired 11,166,690 shares of common stock of MTK USA and 8,888,888 shares of Series A Convertible Preferred Stock of MTK USA in exchange for 11,166,690 shares of the Company’s common stock and 8,888,888 shares (the “Company Series A Shares”) of its to-be designated Series A Convertible Preferred Stock, par value $0.0001 per share (the “Company Series A Preferred Stock”). The Company disclosed in the Initial Form 8-K that it would designate the rights and preferences of the Company Series A Preferred Stock promptly following the closing and that it intended to issue the Company Series A Shares to Birch First promptly thereafter. The Company is filing this Current Report on Form 8-K with the SEC to disclose that the Company filed a certificate of designation setting forth the rights and preferences of the Company Series A Preferred Stock, to describe the rights and preferences of the Company Series A Preferred Stock and to report the issuance of the Company Series A Shares to Birch First.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures under Item 3.03 and 5.03 below are incorporated herein by reference. On February 4, 2011, the Company issued the Company Series A Shares to Birch First. The Company Series A Shares were offered and sold to Birch First in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company based such reliance on certain representations made by Birch First to the Company including that Birch First is an accredited investor as defined in Rule 501 of Regulation D.

Item 3.03 Material Modification to Rights of Security Holders.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On February 4, 2011 the Company filed a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Nevada Secretary of State designating 50,000,000 shares of Series A Convertible Preferred Stock (the “Convertible Preferred Stock”), par value $0.0001 per share of the Company’s previously authorized 100,000,000 shares of preferred stock, par value $.0001 per share (the “Preferred Stock”).

Rank. With respect to the distribution of assets upon liquidation, dissolution or winding up: The Convertible Preferred Stock ranks (i) senior to all “Junior Stock” (as defined in Exhibit 3.1); and (ii) on a parity, in all respects, with all the “Parity Stock” (as defined in Exhibit 3.1) ..

Voting Rights. The shares of Convertible Preferred Stock shall be voted equally with the shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) as a single class with respect to all matters submitted to the holders of Common Stock at any annual or special meeting of stockholders of the Company. Each holder of one or more shares of Convertible Preferred Stock shall be entitled to notice of any stockholders’ meeting. Each share of Convertible Preferred Stock shall be entitled to one (1) vote. Any fractional voting rights respect to any holder of Convertible Preferred Stock shall be rounded to the nearest whole number (with one-half rounded upward to one).

Liquidation Preference. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution is made to the holders of any Junior Stock (including the Common Stock), the holders of shares of Convertible Preferred Stock are entitled to be paid out of the assets of the Company an amount equal to the par value of the Convertible Preferred Stock.

Optional Conversion. Each share of Convertible Preferred Stock is convertible into two fully paid and nonassessable shares of Common Stock (the “Conversion Rate”), subject to certain adjustments described below, as follows: (i) during the period commencing on February 1, 2013 and terminating on February 1, 2014 (the “Quarterly Conversion Period”), each Holder of Convertible Preferred Stock may elect to convert, on each March 31, June 30, September 30 and December 31 occurring during the Quarterly Conversion Period, that number of shares of Convertible Preferred Stock equal to 25% of the total number of shares of Convertible Preferred Stock initially issued to such Holder into fully paid and nonassessable shares of Common Stock; and (ii) after the Quarterly Conversion Period, each Holder may elect to convert all or any portion of its shares of Convertible Preferred Stock then outstanding into fully paid and nonassessable shares of Common Stock.

If the Company subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately reduced, as applicable. Likewise, if the Company combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately increased. In the event of certain issuances of Common Stock or securities convertible into or exercisable for Common Stock at a price per share or conversion price less than $1.00 (a “Dilutive Issuance”), the Company is required to promptly issue additional shares of Convertible Preferred Stock (the “Make Whole Shares”) to the holders of the outstanding shares of Convertible Preferred Stock in an aggregate amount equal the number of shares of Convertible Preferred Stock outstanding immediately before such Dilutive Issuance multiplied by a fraction, the numerator of which is the number of shares of Common Stock and the denominator of which is the number of shares of Common Stock outstanding immediately preceding the Dilutive Issuance. Each such holder shall be entitled to receive a pro rata portion of the Make Whole Shares in proportion to the number of shares of Convertible Preferred Stock held by such Holder immediately preceding the Dilutive Issuance. Shares of Convertible Preferred Stock that are converted shall be retired and thereupon shall return to the status of authorized and unissued shares of Preferred Stock of the Company without designation as to series.

Except for the optional conversion rights described in the preceding paragraph, the Convertible Preferred Stock shall not be redeemable upon the request of holders thereof or exchangeable for other capital stock or indebtedness of the Company or other property upon the request of holders thereof. The shares of Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

Fractional Shares. In the event of a conversion of the Convertible Preferred Stock that results in a fractional interest in a share of the Common Stock or Convertible Preferred Stock to a holder, the Company will pay such fractional interest to the holder in cash equal to the product of the fractional interest the closing bid price of a share of Common Stock on the trading day immediately preceding the date on which shares of Common Stock are issued upon conversion of a share of Convertible Preferred Stock. In the event of the issuance of Make Whole Shares that results in a fractional interest in a share of the Common Stock or Convertible Preferred Stock to a holder, the number of Make Whole Shares issuable to such holder shall be rounded to the nearest whole number (with one-half rounded upward to one).

Restrictive Covenants. At any time following February 1, 2011 and while any shares of Convertible Preferred Stock are outstanding, the Company shall obtain the consent of at least fifty-one percent (51%) of the holders of the issued and outstanding shares of the Convertible Preferred Stock prior to: (i) electing the members of the Board of Directors; (ii) creating or authorizing the creation of any additional series of capital stock; (iii) increasing the authorized number of shares of Preferred Stock, Common Stock, or authorized amount of any additional series of capital stock; (iv) issue any authorized securities of the Company; (v) creating or authorizing any obligations or other security convertible into shares of Preferred Stock or any other series of capital stock; (vi) amending, altering, or repealing any provision of the Articles of Incorporation or the Company’s Bylaws which affects the perspective preferences, qualifications, special or relative rights or privileges of the Convertible Preferred Stock, or adversely affects the Convertible Preferred Stock (or its holders) in a manner differently or disproportionately to other series of the Company’s capital stock (or the holders thereof); (vii) liquidating, dissolving or winding-up the affairs of the Company, or effect any "Fundamental Transaction" (as defined in Exhibit 3.1); (viii) effecting any statutory share exchange; or (ix) amending, altering or repealing the provisions of the Convertible Preferred Stock so as to adversely affect any right, preference, privilege or voting power of the Convertible Preferred Stock.

The foregoing description of the Convertible Preferred Stock is qualified in its entirety by reference to the Certificate of Designation of Series A Convertible Preferred Stock filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Designation of Series A Convertible Preferred Stock filed with the Nevada Secretary of State on February 4, 2011.

Forward Looking Statements

Information contained in this report, other than historical information, is considered to be “forward-looking statements” that are subject to risks and uncertainties. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations about the Company’s future performance, taking into account information currently available to the Company. The Company will update this forward-looking information only to the extent required under applicable securities laws. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2011

MOUNT KNOWLEDGE HOLDINGS, INC.

By: /s/ Daniel A. Carr
Daniel A. Carr
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director

EXHIBIT INDEX

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Designation of Series A Convertible Preferred Stock filed with the Nevada Secretary of State on February 4, 2011.